Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (files no. 333-14741, 333-31521, 333-66219, 333-83645 and
333-93141) of eXcelon Corporation (formerly Object Design, Inc.) of our reports dated February 2, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2000